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                                                                    EXHIBIT 23.1

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement Form S-3 and related Prospectus of ProAssurance Corporation for the registration of shares of its common stock and to the inclusion therein of our report dated February 22, 2002 (except Note 16, as to which the date is March 18, 2002), with respect to the consolidated financial statements of ProAssurance Corporation for the year ended December 31, 2001.

We also consent to the incorporation by reference therein of our report dated February 22, 2002 (except Note 16, as to which the date is March 18, 2002) with respect to the Financial Statement schedules of ProAssurance Corporation for the years ended December 31, 2001, 2000 and 1999 included in the Annual Report (Form 10-K) for 2001 filed with the Securities and Exchange Commission.



                                       /s/ Ernst & Young LLP

Birmingham, Alabama
October 11, 2002